UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Freedom Internet Group Inc.
 (Exact name of registrant as specified in its charter)

Puerto Rico	66-0910894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer dentification No.)

151 Calle San Francisco Suite 200 San Juan, Puerto Rico	00901
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Form S-1; File No. 333-235873 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share, to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the registrant’s Registration Statement on Form S-1, File No. 333-235873 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on January 10, 2020, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, that includes such description, are hereby incorporated by reference herein.

Item 2: Exhibits.

The following Exhibits are incorporated herein by reference from the Company’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-235873) on January 10, 2020.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Form of SAFE Agreement
4.11	SAFE Addendum

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FREEDOM INTERNET GROUP INC.

Date: February 26, 2019	By:	/s/ Alton “Ace” Chapman, Jr.
Name Alton “Ace” Chapman, Jr.
Title Chief Executive Officer

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